                                                                     EXHIBIT (i)


VEDDERPRICE                                      VEDDERPRICE P.C.
                                                 222 NORTH LASALLE STREET
                                                 CHICAGO, ILLINOIS 60601

                                                 312-609-7500

                                                 FAX: 312-609-5005

                                                 CHICAGO - NEW YORK CITY
                                                 WASHINGTON, D.C. - ROSELAND, NJ




                                              February 28, 2008


Aston Funds
120 North LaSalle Street
25th Floor
Chicago, Illinois  60602

Ladies and Gentlemen:

         We have acted as counsel to Aston Funds, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 96 to the Trust's Registration Statement on Form N-1A (the "Post-Effective Amendment") under the Securities Act of 1933, as amended (the "1933 Act"), registering an indefinite number of units of beneficial interest, no par value ("Shares"), in the following series, which Shares are further classified and designated as one or more of Classes N, I, R, S, Y and YS as follows: Aston/ABN AMRO Growth Fund (Classes N, I and R), Aston/Montag & Caldwell Growth Fund (Classes N, I and R), Aston/TAMRO All Cap Fund (Class N), Aston Value Fund (Classes N and I), Aston/Optimum Mid Cap Fund (Classes N and I), Aston/TAMRO Small Cap Fund (Classes N and I), Aston/Veredus Aggressive Growth Fund (Classes N and I), Aston/ABN AMRO Real Estate Fund (Classes N and I), Aston/Veredus SciTech Fund (Class N), Aston Balanced Fund (Classes N and I), Aston/Montag & Caldwell Balanced Fund (Classes N and I), Aston/TCH Fixed Income Fund (Classes N and I), Aston/McDonnell Municipal Bond Fund (Class N), Aston/ABN AMRO Investor Money Market Fund (Class N), ABN AMRO Government Money Market Fund (Classes I and S), ABN AMRO Money Market Fund (Classes I and S), ABN AMRO Tax-Exempt Money Market Fund (Classes I and S), ABN AMRO Treasury Money Market Fund (Classes I and S), ABN AMRO Institutional Prime Money Market Fund (Classes Y and YS), Aston/Veredus Select Growth Fund (Classes N and I), Aston/TCH Investment Grade Bond Fund (Classes N and I), Aston/River Road Dynamic Equity Income Fund (Classes N and
I), Aston/River Road Small Cap Value Fund (Class N and I), Aston/Optimum Large Cap Opportunity Fund (Class N), Aston/ River Road Small-Mid Cap Fund (Classes N and I), Aston/ABN AMRO Global Real Estate Fund (Class N) and Aston/Neptune International Fund (Class I).

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Trust Instrument, the Certificate of Trust, as amended, the Trust's By-laws, as amended, the actions of the Trustees of the Trust relating to securities matters and the approval of the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the

VEDDERPRICE

Aston Funds
February 28, 2008
Page 2


documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Trustees of the Trust.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                                     Very truly yours,

                                                     /s/ Vedder Price P.C.

                                                     VEDDER PRICE P.C.





DBE/RJM